Exhibit 3.3

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “OXFORD RESOURCES GP, LLC”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF AUGUST, A.D. 2007, AT 9:19 O’CLOCK A.M.

4374736 8100 070895852	You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5906313 DATE: 08-07-07

CERTIFICATE OF FORMATION
OF
OXFORD RESOURCES GP, LLC
     This Certificate of Formation, dated August 7, 2007, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.
     1. Name. The name of the Company is:
OXFORD RESOURCES GP, LLC
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
[Signature Page Follows]

State of Delaware Secretary of State Division of Corporations Delivered 09:26 AM 08/07/2007 FILED 09:19 AM 08/07/2007 SRV 070895852 — 4374736 FILE

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the dale first written above.

/s/ Matthew P. Carbone
Matthew P. Carbone
Authorized Person

[Signature Page to Certificate of formation of Oxford Resources GP, LLC]